Exhibit 23.1

CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

We consent to the incorporation by reference in this Registration Statement on Form F-3 of 360 DigiTech, Inc. (“Company”) of our reports dated April 28, 2022, relating to the financial statements of the Company and the effectiveness of the Company's internal control over financial reporting, appearing in the Company’s Annual Report on Form 20-F for the year ended December 31, 2021. We also consent to the reference to us under the heading "Experts" in such Registration Statement.

/s/ Deloitte Touche Tohmatsu Certified Public Accountants LLP

Shanghai, the People’s Republic of China

November 17, 2022